SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                              Section 14(a) of the
                           Securities Exchange Act of
                            1934 (Amendment No. ____)

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Pursuant to ss.240.14a-12


                                AMERIPRIME FUNDS
                                ----------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|      No fee required.

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)       Title of each class of securities to which transaction applies:
                  __________________________________________________________________________________
                                                                                                    -
         2)       Aggregate number of securities to which transaction applies:
                  __________________________________________________________________________________
                                                                                                    -
         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  __________________________________________________________________________________
                                                                                                    -
         4)       Proposed maximum aggregate value of transaction:
                  ----------------------------------------------------------------------------------
         5)       Total fee paid:
                  ----------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  __________________________________________________________________________________
                                                                                                    -

         2)       Form, Schedule or Registration Statement No.:
                  __________________________________________________________________________________
                                                                                                    -

         3)       Filing Party:
                  __________________________________________________________________________________
                                                                                                    -

         4)       Date Filed:
                  __________________________________________________________________________________
                                                                                                    -

April 23, 2002



Dear Fellow Shareholder:

GLOBALT is very pleased to announce that we have agreed in principle to become a wholly-owned subsidiary of Synovus Financial Corporation, one of the most admired and respected financial institutions in the country. We believe this partnership will make an enduring, stronger organization and we are exceptionally optimistic about the future. We remain fully committed to our responsibility and our relationship with you as a shareholder of the GLOBALT Growth Fund.

The transaction with Synovus creates the means for our professionals to maintain continuity and strong incentives to succeed for our shareholders over an extended period of time. Synovus will invest in GLOBALT's investment operations, expanding our resources directly and indirectly to enable us to increase the effectiveness of our investment service to the Fund. GLOBALT will continue to operate autonomously: our entire staff, investment philosophy and process, and our name and location will not change as a result of the merger.

We would like to call your attention to the fact that you will be receiving a proxy in the mail regarding this transaction. It is important and we request that you respond promptly. We would like to thank you for your confidence in us, and we would be happy to discuss this development with you in more detail. Any of us are available for any questions you may have and can be reached at (404) 364-2188 or toll-free at (877) 428-6956.


Sincerely,

  /s/                                             /s/
Gary E. Fullam                             Samuel E. Allen
Chief Investment Officer                   Chief Executive Officer

  /s/                                           /s/
William H. Roach, Jr.                      Gregory S. Paulette
President                                  President, GLOBALT Capital Management

    /s/
M. Rainey Rembert
GLOBALT Growth Fund Administrator


This solicitation is made by GLOBALT, Inc. in connection with a meeting of the shareholders of the GLOBALT Growth Fund to approve a new management agreement with GLOBALT, Inc. As of March 31, 2002 Samuel E. Allen, CEO of GLOBALT, Inc., beneficially owned 12.70% of the outstanding shares of Fund (which includes 7.18% owned by the GLOBALT, Inc. 401(k) Profit Sharing Plan). Please read the proxy statement when it is available because it contains important information. You can get the proxy statement for free at the Securities and Exchange Commission website (http://www.sec.gov) or by calling GLOBALT, Inc. at 877-428-6956 or the Fund at 877-289-4769.